                                                                    Exhibit 10.5

                                                 Buenos Aires, September 4, 2000
Messrs.
Mastellone Hnos. S.A.
Atn.: Mr. Pascual Mastellone,
      President of Mastellone Hnos. S.A.
Av. Leandro N. Alem 720,
City of Buenos Aires

                                           Re.: Offer for the supply of services
                                                --------------------------------

Dear Sirs:

The undersigned, Pascual Mastellone, as President of Logistica La Serenisima
S.A. (hereinafter "LOGISTICA"), establishing domicile at Av. Leandro N. Alem
720, in the City of Buenos Aires, is pleased to address to you (Mastellone Hnos.
S.A., hereinafter "MHSA"), for the purposes of offering through this irrevocable offer (the "Offer") the supply of commercial services, which upon your acceptance will be subject to the following terms and conditions:

This offer is sent simultaneously, through individual proposals of identical content, to the following COMPANIES:

o    Frigorifico Rydhans S.A. (hereinafter "Rydhans"), a company organized under the laws of the Republic of Argentina, domiciled at Avda. Leandro N. Alem
     720, Federal Capital;

o    Carnes Puntanas S.A. (hereinafter "Carnes Puntanas"), a company organized under the laws of the Republic of Argentina, domiciled at Ruta Nacional
     N(0) 7, Km 701,3, Villa Mercedes, San Luis;

o    Cabana Los Charas S.A. (hereinafter "Los Charas"), a company organized under the laws of the Republic of Argentina, domiciled at Av. Leandro N.
     Alem 720, Federal Capital;

o    Emexal S.A.(hereinafter "Emexal") a stock company organized under the laws of the Republic of Argentina, domiciled at Ruta Nacional N(0) 7, Km 701,3,
     Villa Mercedes, San Luis; and

o    Danone S.A. (hereinafter "DSA"), a company organized under the laws of the
     Republic of Argentina, domiciled at Moreno 877, 14(0) floor, City of Buenos
     Aires.

ONE: Definitions

For the purposes of this Offer, the following terms shall have the following meanings:

Annex I: means the annex of technical documents attached hereto and making an integral part hereof.

Distribution Centers: mean LOGISTICA's warehouses located at the addresses set forth in Annex II.

COMPANIES: shall mean individually and collectively DSA and the MSHA Group.

Freighters: shall be the individuals or legal entities hired and coordinated by
LOGISTICA in its capacity as agent for the COMPANIES for the transport of the
Products. The Freighters will invoice their services to LOGISTICA as agent for each of the COMPANIES, as LOGISTICA may instruct.

MSHA Group: means jointly and any one of them: MHSA, Emexal, Rhydans, Los Charas and Carnes Puntanas.

Confidential Information: shall mean all present, past, or future information relative to the commercial activities of the COMPANIES, including without limitation technical information, market research, business development or management, marketing information, commercial documents, customer lists and sales information, and any other information, commercial or technical of any nature, of the COMPANIES, whether oral or written, confidential or otherwise, available to the public in general, which: (a) is or has been disclosed by the
COMPANIES to LOGISTICA; (b) each and every information produced or developed during the term of the relationship arising from the acceptance hereof by the
COMPANIES related to the distribution and marketing of the Products, or (c) any information received by LOGISTICA as a consequence of the spin-off of MSHA.
Confidential Information does not include (i) such information as may be available to the public in general resulting from any means, other than a disclosure in violation of the provisions of this Offer, evidenced by documents or publications generally available; (ii) information which following its disclosure becomes generally available to the public through publication or otherwise, through no fault of LOGISTICA; (iii) information available to
LOGISTICA and not directly or indirectly acquired from MSHA; or (iv) information received by LOGISTICA from a third party, provided that LOGISTICA had no notice that its disclosure or transmission or the source of the information were forbidden pursuant to a confidentiality agreement, or that the transmission of the information of LOGISTICA was forbidden pursuant to a contractual, legal, or fiduciary obligation.

Parties: shall mean collectively LOGISTICA, DSA, MHSA, Emexal, Rhydans, Los
Charas and Carnes Puntanas.

Price: shall have the meaning set forth in subsection 4.1.

Products: mean the dairy products or other fresh produce (those requiring freezing chain) manufactured, marketed and/or imported by the COMPANIES and/or by any other company affiliated to, controlled by, or under to common control with, the COMPANIES, including, in the case of DSA, the Compagnie Gervais
Danone. The Products are listed in Annex III. Such list may be completed with any dairy products and/or fresh products (those requiring freezing chain) as may be produced and/or marketed by the COMPANIES in the future.

Points of Delivery: are the domiciles of the customers purchasing the Products.

Territory: is the territory of the Republic of Argentina

TWO:  Purpose.

2.1. LOGISTICA will provide the COMPANIES and its subsidiaries and any COMPANIES directly or indirectly controlled by the COMPANIES, and only in respect of the
Products in the Territory, with the services listed in Annex I which include, without limitation, the services of commercial logistics (including sale on its own behalf and for the account and on behalf of the COMPANIES), storage and warehousing, preservation of the products, transport of products for the account of the COMPANIES by its own means or by third party's means; management and customer assistance, conduction of business and collection management resulting from the sales of products for the account and on behalf of the COMPANIES;
promotion, handling, delivery and control of products; supply of software and hardware for all kind of jobs or operations related to the ones mentioned above;
and integral advice on the manner of execution of all kind of tasks related to the ones mentioned above (hereinafter collectively the "Services").

2.2. There are excluded from this Offer the Services related to the sale of products to industrial plants to be manufactured; the sales subject matter of public bidding; and any exports of Products made by the COMPANIES. Upon express and written request from the COMPANIES, LOGISTICA may render the Services in connection with excluded sales.

THREE: Term.

3.1. Upon acceptance of this Offer by the COMPANIES, the effective term for the
Services shall be 20 (twenty) years as from October 1(0) of 2000, unless this
Offer were terminated or rescinded before such date for any of the valid reasons for the termination or rescission herein set forth. Such term shall be automatically extended for additional periods of 10 (ten) years each, unless any of the Parties should give notice to the other of its intention not to renew, by authentic means and upon at least 3 three years prior notice in the case of the
COMPANIES and 4 (four) years in the case of LOGISTICA.

3.2. Such notice will be effective only for the Party or Parties exercising such right. This Offer shall remain valid, binding, and enforceable, against the
Parties who had not notified their right to terminate upon expiration of the initial term of 20 (twenty) years or any extension thereof, unless the right to terminate had been exercised by LOGISTICA.

3.3. The Parties who had exercised their right to terminate pursuant to the terms of subsection 3.1 above, shall not owe anything to each other as of compensation or indemnification for such termination.

FOUR: Price

4.1. In consideration for the Services, LOGISTICA shall receive from the
COMPANIES the compensation provided for in Section 8 of Annex I (hereinafter the
"Price"). Any alteration of the Price shall be jointly agreed upon by MHSA, DSA and LOGISTICA.

4.2. LOGISTICA undertakes to provide the Services contemplated herein in the most efficient way and aiming always at maintaining a low structure of costs for the COMPANIES.

FIVE: Terms of Payment

5.1. LOGISTICA shall monthly settle to each COMPANY the price, in pesos, as a function of a pre-established value for each of them, in accordance with the provisions of paragraph 8 of Annex I.

5.2. LOGISTICA shall deliver at the address of each of the COMPANIES on or before the fifth (5) business day of each calendar month, an invoice for the
Services rendered to such COMPANIES in the immediately preceding month, stating the amount to be paid. Such invoice shall be paid by the COMPANIES within ten
(10) calendar days of their receipt.

5.3. In addition, LOGISTICA shall make, on a quarterly basis, an adjustment of the monthly invoices delivered. The guidelines on the basis of which there shall be calculated the terms of adjustment, and the variations of costs shall be those set forth in subsection 5.4 below and in paragraph 8 of Annex I. Such invoice shall be paid by the COMPANIES within ten (10) calendar days of their receipt.

5.4. In the event that the pertinent public authorities should modify the national, provincial, or municipal, tax system, including without limitation any amendment in the tax base or any increase or decrease in the applicable aliquots of indirect taxes or national, provincial or municipal taxes applicable to the obligations assumed by LOGISTICA that may impact upon the Price composition, the
Parties will agree to modify the Price so as to reflect in its exact impact, whether in excess or in defect, the amendments resulting from changes in taxes or duties or in their aliquots. In the cases where the costs of the services provided for herein should vary for reasons outside of LOGISTICA's control, the
Price to be paid by the COMPANIES to LOGISTICA shall be readjusted to accurately reflect such variations. The COMPANIES shall not unreasonably reject such changes.

5.5. The COMPANIES shall pay the pertinent invoices, at its sole discretion: (i)
in cash; (ii) through delivery of a check; or (iii) through bank transfer to the account designated by LOGISTICA to that end.

5.6. LOGISTICA reserves the right to accept partial payments, without it implying a waiver or discharge of the debt in respect of any outstanding balance. Such payments shall be primarily applied to the payment of interest due, with the balance, if any, being applied to the payment of principal.

SIX: Default

Defualt in payment of the Price shall be incurred upon the due date of the term agreed upon, without need for any judicial or extrajudicial demand, and the defaulting party from that moment and until its actual payment, shall add to the amount due, penalty interest calculated prorrata temporis equivalent to the LIBO rate at 180 (one hundred and eighty) days, plus 6 points per cent. The LIBO rate shall be the average of the rate known as "LIBO - London Interbank Offered Rate"
for the term of 180 (one hundred and eighty days) as shown in the LIBO screen of
The Reuters Monitor Money Rate Service - or any other rate informed by Reuters -
at approximately 11:00 a.m. Buenos Aires time, on the date due for payment of the amount owed.

6.2. Notwithstanding the foregoing, in the event that any of the COMPANIES should not pay any of the amounts owed to LOGISTICA hereunder for a term in excess of 15 (fifteen) calendar days or 45 (forty-five) alternate days, in a calendar period of one year, LOGISTICA may suspend the provision of the Services to the defaulting party until it pays all the amounts outstanding plus the interest thereon agreed upon.

6.3. In addition, if any of the COMPANIES should not pay any of the amounts owed to LOGISTICA hereunder, for a term in excess of thirty (30) calendar days or sixty (60) alternate days in a calendar period of one year, LOGISTICA may terminate this agreement in respect of the defaulting party, and the latter shall pay, in addition to all amounts due, the interest agreed upon and the pertinent damages.

6.4. The collection management entrusted by the COMPANIES to LOGISTICA shall be made in accordance with the provisions of Annex I. Default by LOGISTICA shall be incurred automatically upon the mere expiration of the term agreed upon, without need of any previous demand on the part of the COMPANIES. In case of default, penalty interest will accrue equivalent to the LIBO rate at 180 (one hundred and eighty) days, plus 6 points per cent. The LIBO rate shall be the average of the rate known as "LIBO - London Interbank Offered Rate" for the term of 180 (one hundred and eighty) days as shown in the LIBO screen of The Reuters Monitor
Money Rate Service - or any rate other informed by Reuters - at approximately
11:00 a.m. Buenos Aires time, on the date due for payment of the amount owed. In addition, should the delay in payment be longer than five calendar days or fifteen alternate days in any calendar one-year period, the damaged party, whether of the MHSA Group or DSA, upon two (2) business days authentic notice demanding correction of such default, may terminate this agreement, whereupon
LOGISTICA shall pay all the amounts owed plus the interest agreed thereon, and the pertinent damages.

SEVEN: Offsetting

7.1. In the event of delay by any of the COMPANIES in the payment of one or more invoices for a period in excess of 30 (thirty) calendar days following their maturity date, and unless such invoices had been duly rejected in the terms of section 474 of the Commercial Code, it is hereby agreed that, without prejudice to the rights granted by subsections 6.2 and/or 6.3, and until such default be remedied, LOGISTICA may offset the amounts pertinent to the monthly invoices issued by it and/or the quarterly adjustments

made thereto, with any amounts it should deliver to the defaulting COMPANY pursuant to the collection management included in the Services.

7.2. In case that any of the COMPANIES should file a petition for its reorganization or bankruptcy proceedings, or if such bankruptcy proceedings petition were filed by any third party, LOGISTICA will offset forthwith solely in respect of such COMPANY any amounts pertinent to the monthly invoices issued by it and/or the quarterly adjustments thereto, plus compensating interest, penalty interest and any pertinent incidental amounts, with the amounts it should deliver to such COMPANY pursuant to the collection management included in the Services.

EIGHT: Audits

The COMPANIES may carry out by themselves or through any professionals hired to that end, upon 10 (ten) calendar days prior notice, any audits and/or reviews of
LOGISTICA on technical, legal, economic, financial, tax, and social security matters. In addition, and upon one (1) business day notice, they may carry out audits and/or reviews of the commercial and/or operating management. In that respect, LOGISTICA agrees to permit the performance of such audits and/or reviews, allowing access to the information, warehouses, and other facilities, and to its own personnel or hired personnel, to the data processing systems, and to comply with any other requirements as may be reasonably requested.

NINE: Confidentiality

9.1. The COMPANIES and LOGISTICA agree to handle confidentially and not to disclose or permit the disclosure of the Confidential Information, for the term of the relationship, and for up to 3 (three) years following its termination by any reason. The COMPANIES or LOGISTICA, as the case may be, shall be responsible for any unauthorized disclosure made in respect of Confidential Information, as well as for any misuse thereof, including without limitation the unauthorized use of Confidential Information on the part of their employees or officers, and they undertake further to adopt all steps as may be necessary to ensure that their personnel and/or any of their subcontractors maintain such confidentiality.

9.2. Upon termination of this Offer, by any reason, the Parties agree to return to each other, simply upon request, any written documents exchanged on account of the execution of this Offer.

TEN: Systems and Customer Master Files

10.1. For the purposes of fulfilling the Services, the COMPANIES shall make available to LOGISTICA the access to the computer systems currently used for
Product distribution.

10.2. It is understood that the ownership of the computer systems and customer master files shall be shared between the COMPANIES and LOGISTICA. LOGISTICA undertakes to keep updated the information contained in the computer systems. In addition, it shall

permit the COMPANIES permanent consultation of the customer master files and will send free of charge, any updates and/or new versions of the computer systems it may use.

10.3. Upon termination of the relationship arising from this Offer, by any reason, LOGISTICA will deliver to each of the COMPANIES a copy of the customer master files and computer systems.

ELEVEN: Personnel - Labor obligations

11.1. LOGISTICA shall:

a.   Pay the aggregate of the remunerations, social security payments and contributions, employee benefits, family allowances and any other social security benefit created or to be created in the future pertinent to all personnel, whether temporary or permanent, whatever their labor category or hierarchy, assigned to the supply of the Services;

b.   make severance payments to dismissed personnel, payments in substitution for a notice of termination, seniority payments, pay any adjustment of salaries, the payments derived from Law 24,013, payments for permanent or partial disability, for unpaid terms, for unused holidays, for annual bonuses and/or payments on any other account as may be applicable in accordance with the provisions in force or as may be approved in the future and/or with any judgment of a pertinent court, in connection with the personnel assigned to the supply of the Services. The COMPANIES may request at any time and LOGISTICA shall not refuse to do so, the dismissal of any member of the personnel assigned to the rendering of the Services in the event that any personnel whether permanent, temporary, under employment or hired by LOGISTICA or any member thereof had committed theft, larceny, breakage, or tear of the Products, or incurred in failure to comply with the scheduled deliveries, or incurred in any act, which at the COMPANIES'
     exclusive criteria would be sufficient reason for the dismissal of such personnel, or whenever such personnel had lost the COMPANIES' trust, and the COMPANIES may in all cases forbid the entry of such personnel to their facilities upon written notice of such decision to LOGISTICA.

c.   contract life insurance and insurance against labor risks and professional diseases and accidents with an insurance company of well known reputation at the COMPANIES' criteria, which will cover the personnel of LOGISTICA, or of any of its members, under employment or temporary employment working in the functions provided for hereunder, against the risks of labor accidents and disease, and any other disability suffered on account of labor or on occasion thereof, covering the provisions of Law 24,557 and any claim arising from civil law (Sections 1,113 and related provisions of the Civil
     Code) and to designate the COMPANIES as coinsured parties free of charge for the latter. For the purposes of evidencing its fulfillment of this obligation, LOGISTICA shall provide the COMPANIES with a copy of the insurance policies and the receipts of payment of the pertinent premiums.
     The COMPANIES may, at any time, request presentation or a copy of the supporting documents they may think fit;

d.   hold the COMPANIES harmless against any damage inflicted to their facilities and/or PRODUCTS and/or personnel;

e.   assume for its own account any expenses incurred by labor claims or of any other nature against the COMPANIES on the part of the personnel of
     LOGISTICA or of third parties, in connection with or on account of the works carried out by personnel of LOGISTICA or of third parties hired thereby, including principal, adjustments, interest, costs and fees of legal counsel acting on behalf of the COMPANIES;

f.   maintain the discipline, proper decorum, and safety of the personnel assigned to the rendering of the Services;

g.   comply with all applicable regulations and, in particular with the labor, labor police, municipal (wholesale markets), occupational health, and environmental protection, regulations, and with the administrative provisions in force;

h.   make the contributions and payments of social security which should be received by the A.N.S.E.S., by the pertinent social welfare organization, and trade union rates or contributions fixed by the pertinent unions in connection with those workers, and comply with any other legal obligation or obligations established by the applicable collective bargaining agreement;

i.   for the purposes of preventing any prospective joint and several liability which could fall on the COMPANIES for the labor, social security and pension obligations of LOGISTICA, in the terms of Section 30 of the Labor
     Contract Law (Law 20,744 as amended, restated text according the Executive
     Order 390/76) and/or any other legal provision which could impose an equivalent joint and several liability, LOGISTICA agrees to authorize, permit and facilitate the unrestricted access, full verification and audit on the part of the COMPANIES or of whom the COMPANIES may designate to that end, of the compliance on the part of LOGISTICA of the obligations imposed on it by the applicable laws on labor, pension and social security matters, in its capacity as employer of personnel under permanent employment.

11.2. LOGISTICA undertakes to fully indemnify the COMPANIES and hold them harmless for any and all amount that the COMPANIES may be bound to pay which, in accordance with this authorization and the labor and social security laws applicable may be in charge of LOGISTICA. In that respect, LOGISTICA shall hold the COMPANIES harmless against any and all action or claim entered against the
COMPANIES by employees, agents, officers, or personnel whether under contract or under actual or alleged permanent employment with the COMPANIES, based on the principle of joint and several liability or equivalent, or by the authorities collecting such social security contributions and payments, or by any third party, and to reimburse the COMPANIES for any duly evidenced amount as the
COMPANIES may have been bound to pay, as a consequence of such claims, to
LOGISTICA's employees, or whom although not registered may claim so, to the authorities in charge of collecting social security payments, or to any other third party, on any account, including without limitation: amounts of principal assessed by judicial decree, penalty interest and interest in arrears, costs, fees of court experts, fees of legal counsel acting in

defense of the interests of the COMPANIES, any expenses and costs of any nature, and any other amount arising from claims or labor actions or social security actions as the COMPANIES may be bound to pay.

TWELVE: Other Commitments Assumed by LOGISTICA.

12.1. LOGISTICA shall avoid adversely affecting the image of the COMPANIES and their commercial names, before the consumers. In that respect, LOGISTICA undertakes to hold harmless and reimburse the COMPANIES for any amount of money that the COMPANIES may have to pay to any third party upon a final court judgment in connection with the breach by LOGISTICA of its obligations hereunder.

12.2. The performance of advertising campaigns is a right and not an obligation of the COMPANIES, wherefore LOGISTICA will have nothing to demand in that respect, nor will it request any minimum amounts of advertising or higher frequencies thereof or specific coverages. LOGISTICA may carry out for its own account the commercial advertising of the Products, which will be submitted to the prior written approval of the COMPANIES who may withhold their consent without stating a reason thereto.

12.3. Whenever a legal action were initiated against both LOGISTICA and the
COMPANIES on account of the Services, the Parties shall meet to unify criteria and coordinate a joint strategy in respect of the defense of their interests.-

THIRTEEN: Termination

13.1. Any disagreement or dispute on issues arising from this Offer, except for the issues provided for in subsection 6.2 and/or 6.3 and/or 6.4 and/or 13.2 and/or 14.2, which have a specific procedure provided for, shall be submitted exclusively to the decision of one representative from the MHSA Group, one from
DSA and one from LOGISTICA, which each of them shall designate to that end, who will adopt a decision that will be final and unanimous on the subject submitted to their decision, within a maximum term of 10 (ten) calendar days. If a unanimous decision could not be reached, such circumstance will constitute an event of impossibility to reach an agreement and the dispute will be submitted to arbitration in accordance with the provisions of Section 23.

13.2. A serious breach by LOGISTICA in the rendering of the Services will entitle the COMPANY affected by such breach, upon authentic notice to LOGISTICA demanding its correction within the term of 2 (two) calendar days, to terminate as a matter of law the relationship resulting from the acceptance of this Offer.

For the purposes of this Offer, a serious breach by LOGISTICA entitling the
COMPANY to terminate this Offer in the manner set forth herein, shall be any breach which is the exclusive cause of damage duly proved and supported by documents suffered by the COMPANY, in an amount not lower than the amount of money equivalent to 12.5 (twelve point five) per cent of the aggregate monthly sales of the COMPANY for the calendar month immediately preceding the calendar month in which such breach took place. In case

that the COMPANY affected by the breach belonged to the MHSA Group, the aggregate monthly sales to be considered shall be those of the MHSA Group as a whole. In addition, if MHSA were the COMPANY affected by the breach, the remaining companies of the MHSA Group may make use of this section without any right for them to compensation or indemnification for the termination.

FOURTEEN: Exclusiveness - Non competition

14.1. LOGISTICA will render the Services to the COMPANIES on an exclusive basis, and it shall not render the Services within the Territory to any other individuals and or legal entities. In addition, LOGISTICA shall render the
COMPANIES the Services within the Territory, solely and exclusively in respect of the Products.

14.2. Pascual Mastellone and/or the MHSA Group undertake not to distribute within the Republic of Argentina, neither directly nor indirectly, by themselves or through any affiliate, controlled by MHSA or PM or under common control with
MHSA, except for LOGISTICA, the Products with the exception of the Products included in the sales set forth in subsection 2.2. Any infringement of this prohibition not remedied by Pascual Mastellone and/or the MHSA Group within 5
(five) calendar days of the notice given to that end by LOGISTICA, will entitle the latter to terminate the relationship arising from the Offer in addition to a compensation for damages and without prejudice to any other penalty provided for under any other agreement between MHSA Group and/or Pascual Mastellone and/or
Danone and/or Danone's shareholders. This prohibition shall remain in force for the term of this Offer or any extension thereof and up to the termination of this Offer.

14.3. The COMPANIES will use the Services of LOGISTICA on an exclusive basis for as long as this Offer is in effect.

FIFTEEN: Withholding Rights

LOGISTICA does hereby waive the exercise of the right to withhold provided for by Section 3,939 et seq. of the Civil Code in respect of the Products.

SIXTEEN: Force Majeure

The Parties do hereby establish that there shall apply the pertinent provisions of the Civil Code of the Republic of Argentina. The party affected by events of force majeure shall notify the other Parties forthwith of such events of force majeure and of the termination thereof. Events of force majeure affecting
Freighters and road impassability shall be deemed force majeure. The Parties shall be entitled to verify such events of force majeure. This section shall not apply in respect of payment obligations.

SEVENTEEN: Assignment

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The rights and obligations arising from the acceptance of this Offer may not be assigned, neither totally nor partially, by any of the Parties without prior written consent of the other parties. Without prejudice to the foregoing, the
COMPANIES may assign, sell and/or otherwise transfer, inclusive as guarantee and/or under trust, without need for prior authorization, up to 90% (ninety per cent) of the rights to collect the amounts of money as they may be entitled to receive hereunder. In that respect, it is expressly understood that the provisions of section 72 et seq. of Law 24,441 shall apply, without need for any notice to the assigned debtors.

EIGHTEEN: Independent Representation

LOGISTICA is an independent company, not an employee nor an agent of the
COMPANIES, and the COMPANIES will not be liable in any aspect for the acts, agreements, commitments, promises or representations, financial or otherwise, made by LOGISTICA, except as it may hereinafter be specifically stated in writing by the COMPANIES on each particular instance.

NINETEEN: Notices

All permitted or required communications hereunder shall be given in writing and sent to the other party by reliable means. Notices by fax shall only be deemed such, if the technical media employed permit to prove reliably the actual receipt thereof or when the behavior of the addressee permit to assume the receipt thereof without any doubt. Notices shall be deemed delivered on the date that appears on the seal of receipt or voucher of the mail, or notarial deed, or the mechanical evidence of the receipt of the letter, as the case may be. Any of the parties may change its domicile to another domicile within the boundaries of the Federal Capital, exclusively by notice to the other Parties in accordance with this section Eighteen. Any change of domicile shall be notified with at least forty-eight (48) hours advance to its becoming effective. The parties establish their respective domiciles at:

Logistica La Serenisima S.A.
Atn.: Mr. Mariano Lozano
Moreno 877 - 14(o) Floor
(1091) Federal Capital
Fax No.: 4341-4202

Copied to:
Marval, O'Farrell & Mairal
Atn.: Mr. Fernando Aranovich
Leandro N. Alem 928 - 7(o) Floor
(1001) Federal Capital
Fax No. 4310-0200

Danone S.A.
Atn.: Mr. Patrick Saubageot and/or Gustavo Valle

                                       11

Moreno 877 - 14(o) Floor
(1091) Federal Capital
Fax No.: 4341-4202

Copied to:
Marval, O'Farrell & Mairal
Atn.: Mr. Fernando Aranovich
Leandro N. Alem 928 - 7(o) Floor
(1001) Federal Capital
Fax No. 4310-0200

Mastellone Hnos. S.A.
Atn. Mr. Pascual Mastellone
Av. Leandro N. Alem 720
(1001) Federal Capital
Fax No. 4315-1199

Frigorifico Rhydans S.A.
Atn.: Mr. Jorge Gugliermo and/or Mr. Osvaldo Uhrich
Av. Leandro N. Alem 720
(1001) Federal Capital
Fax No. 4315-1199

Carnes Puntanas S.A.
Atn.: Mr. Jorge Gugliermo and/or Mr. Osvaldo Uhrich
Av. Leandro N. Alem 720
(1001) Federal Capital
Fax No. 4315-1199

Cabana Las Charas S.A.
Atn.: Mr. Jorge Gugliermo and/or Mr. Osvaldo Uhrich
Av. Leandro N. Alem 720
(1001) Federal Capital
Fax No. 4315-1199

Emexal S.A.
Atn.: Mr. Jorge Gugliermo and/or Mr. Osvaldo Uhrich
Av. Leandro N. Alem 720
(1001) Federal Capital
Fax No. 4315-1199

All copied to:
Cibils Robirosa - Labougle - Ibanez
Av. Corrientes 345 - 9(o) Floor
(___) Federal Capital
Atn.: Messrs. Joaquin Labougle/Joaquin Ibanez
Fax No.: 4327-3800

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TWENTY: Amendments

This Offer may not be amended, nor may any right herein set forth be waived except by a written document signed by LOGISTICA, DSA, MHSA, Emexal, Rhydans,
Las Charas and Carnes Puntanas.

TWENTY-ONE: Contractual Documents - Entire Agreement

21.1. This Offer is made up of the documents listed below, which shall be applicable in the following order of priority:

(i) this Offer; and

(ii) Annex I, Annex II and Annex III.

21.2. This Offer, including its Annexes and Appendices, constitutes the entire agreement between the Parties in connection with the transactions herein described and it substitutes and supersedes all prior discussions, negotiations, understandings and agreements either verbal or written, regarding the subject matter hereof.

21.3. The annexes hereto have been initialed by Messrs. Jorge Gugliermo and/or
Gustavo Valle and/or Osvaldo Uhrich and/or Mariano Carlos Lozano under instructions of Mr. Pascual Mastellone on behalf of Logistica La Serenisima S.A.

TWENTY-TWO: Severability

Should any one or more of the provisions of this Offer be deemed invalid or unenforceable, the validity, enforceability or applicability of the other provisions of this Offer shall not result affected. To the extent permitted by applicable law, each of the Parties does hereby waive all legal provisions which could render this Offer invalid, unenforceable, or inapplicable in any aspect.

TWENTY-THREE: Settlement of Disputes - Applicable Law -- Jurisdiction

Any disagreement or dispute, except for those resulting from the provisions of
Sections 6.2, 6.3, 13.2 and 14.2, shall be submitted to the following procedure:
the president of MHSA on behalf of the MHSA Group, on one hand, and the presidents of DSA and LOGISTICA on the other, will meet 10 (ten) calendar days following a written request to that end by any of them, for the purposes of reaching an agreement. If within 5 (five) calendar days following the date of the notice referred to above no agreement were reached, the Parties shall designate one arbitrator on behalf of the MHSA Group or DSA, as the case may be, and one arbitrator on behalf of LOGISTICA, within 3 (three) calendar days following the expiration of the term mentioned above, and they shall give notice of the designation to the

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other party. These two arbitrators, in turn, will designate a third arbitrator.
It is expressly stated for the record that in all events and even where more than one company of the MHSA Group were affected by the dispute, the MHSA Group will designate only one arbitrator. If no agreement were reached or any of the
Parties failed to appoint an arbitrator within the term of 5 (five) calendar days after the expiration of the preceding term, the third arbitrator and the arbitrator not appointed by such Party shall be designated by the President of the Buenos Aires Stock Exchange. The arbitration shall be governed by the Rules of Arbitration of the International Chamber of Commerce currently in force, and the costs of the proceedings shall be borne by the party resulting responsible for the default or misinterpretation pursuant to the arbitration award. The arbitration shall be conducted in the Spanish language and in the City of Buenos
Aires. The arbitrators shall decide according to law and there shall apply to the merits of the case the Argentine law. The decision of the arbitration tribunal shall be final, binding, and conclusive upon the Parties, who irrevocably waive their rights to appeal or challenge the award. During the mediation and arbitration proceedings, the Parties shall keep performing their respective obligations under this Offer. The Courts of the City of Buenos Aires will be competent for the enforcement of the arbitration award and the Parties do hereby waive the defense of an inconvenient forum or jurisdiction.

This offer shall be deemed accepted upon payment by each COMPANY to LOGISTICA, within not more than 10 (ten) calendar days of the date hereof, of the amount of
$ 1,000 (One Thousand Pesos) on account of advance hereunder. Very truly yours,

(Illegible signature)
Pascual Mastellone
President of Logistica La Serenisima S.A.

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LOGISTICA LA SERENISIMA S.A.
Av. Leandro N. Alem 720
VAT-liable and registered payer
                                   CUIT 30-70721038/5
                                   Gross Income Tax No. (Multilateral Agreement)
                                   901-043507
                                   Excise Taxes: Exempted
                                   Date of Commencement of Activities: 1/10/2000

ORIGINAL

                                                        Date: September 7, 2000.

We acknowledge receipt from Mastellone Hnos. S.A., of the amount of one thousand pesos on account of advance pursuant to our offer dated 09/04/2000.

Through check No. 53297836. Banco Rio.

By: Logistica La Serenisima S.A.

There appears a signature.

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